                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 30th day of December, 1996, by and between Dianne Caplan Lebovits ("Seller") and Cinergi Pictures Entertainment Inc., a Delaware corporation ("Purchaser").

                                R E C I T A L S:

     WHEREAS, pursuant to that certain Stock Sale and Repurchase Agreement ("Stock Agreement") dated as of January 1, 1994 by and between Purchaser and Seller, Seller acquired six shares of the Purchaser's common stock;

     WHEREAS, Seller paid for such shares by paying an amount in cash equal to the aggregate par value of such shares and by issuing to Purchaser a Secured Recourse Promissory Note (the "Old Note") in the principal amount of $450,000, bearing interest at the rate of 6% per annum and secured in accordance with that certain Security and Stock Pledge Agreement, dated as of January 1, 1994, by and between Purchaser and Seller (the "Old Security Agreement");

     WHEREAS, pursuant to a subsequent stock split (the "Stock Split"), the six shares of Purchaser's common stock acquired by Seller were converted into 372,341 shares of Purchaser's common stock (the "Shares"), which continue to be owned by Seller;

     WHEREAS, Seller retired a portion of the Old Note by issuing a full recourse note (the "New Note"; the Old Note and the New Note being sometimes collectively referred to herein as the "Notes") in the principal amount of $242,000, bearing interest at the rate of 6% per annum and secured in accordance with that certain Security and Pledge Agreement, dated as of February 28, 1995, by and between Purchaser and Seller which granted to Purchaser a security interest in certain marketable securities (the "New Security Agreement");

     WHEREAS, after the issuance of the New Note, the Old Security Agreement only applied to 186,170 of the Shares;

     WHEREAS, Seller resigned her employment with the Purchaser on August 15, 1996;

     WHEREAS, pursuant to Section 4(a)(i) of the Stock Agreement, any non-vested Shares (as described therein) are to be repurchased by the Purchaser if Seller ceases to be employed by the Purchaser at the price originally paid ($1.20856953 per share after giving effect to the Stock Split) and such price is to be paid by first applying such price to the balance due under the Notes;

     WHEREAS, at the date of Seller's resignation, 51,714 Shares were not considered vested; and


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     WHEREAS, Seller desires to sell, and Purchaser desires to purchase all of the Shares on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, conditions and promises hereinafter contained, the parties hereto hereby agree as follows:

                               A G R E E M E N T:

                                    ARTICLE I
                           SALE AND PURCHASE OF SHARES

     1.1 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) Seller shall sell the Shares to the Purchaser free and clear of all encumbrances (other than the security interest granted to Purchaser pursuant to the Old Security Agreement), and Purchaser shall purchase all of the Shares.

     1.2 PURCHASE PRICE. Subject to and on the terms and conditions of this Agreement, Purchaser shall pay Seller as follows:

          1.2.1 NON-VESTED SHARES. Pursuant to Section 4(a)(i) of the Stock Agreement, Purchaser shall pay to Seller for the purchase of 51,714 of the Shares (constituting the non-vested Shares), the purchase price of $62,500. In accordance with the Stock Agreement, such amount shall be paid by reducing the balance due under the Notes.

          1.2.2 VESTED SHARES. Purchaser shall pay to Seller for the purchase of 320,627 of the Shares (constituting all of the Shares other than the non-vested Shares), the purchase price of $468,426 (which constitutes the total remaining amount due, principal and all accrued interest, under the Notes after the reduction set forth in Section 1.2.1). Purchaser and Seller agree that such purchase price shall be paid by delivering the Notes (marked canceled) to Seller in exchange for the applicable Shares.

     Collectively, the amounts due under Sections 1.2.1 and 1.2.2 shall be referred to herein as the "Purchase Price", and payment of the Purchase Price in accordance with Sections 1.2.1 and 1.2.2 shall constitute full consideration for the sale of the Shares to Purchaser.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As a material inducement to Purchaser to enter into this Agreement, Seller hereby makes the following representations and warranties to Purchaser, each of which are made as of the date hereof, and shall be deemed made again as of the Closing Date (as hereinafter defined).

     2.1 OWNERSHIP. Seller is the record and beneficial owner of all of the Shares and has good and marketable title to the Shares, free and clear of any encumbrances (other than the security interest granted to Purchaser pursuant to the Security Agreement).


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     2.2  AUTHORIZATION AND ENFORCEABILITY.

          (a) This Agreement (and all other documents, instruments and agreements executed in connection herewith by Seller) has been duly executed and delivered by Seller. This Agreement and all other documents, instruments and agreements executed by Seller in connection herewith constitute Seller's legally valid and binding agreements, enforceable against Seller in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally, or by general equitable principles.

          (b) Seller has the full and unqualified legal right, power and authority to sell, transfer, assign and convey to Purchaser complete and absolute legal and equitable title to all of the Shares, free and clear of any encumbrances (other than the security interest granted to Purchaser pursuant to the Security Agreement). On the Closing Date, upon consummation of the transactions contemplated hereby, the Purchaser will acquire complete and absolute legal, equitable, good, valid and marketable title to all of the Shares, free and clear of all encumbrances.

     2.3 NO VIOLATIONS. The execution, delivery and other performance by Seller of this Agreement and all other documents, instruments and agreements executed in connection herewith, and the consummation by Seller of the transactions contemplated hereby, do not and will not (i) constitute a material violation of or default under (either immediately, upon notice or upon lapse of time) any provision of any material contract to which Seller is a party or by which it may be bound; or (ii) result in the creation or imposition of any encumbrance upon, or give to any third person any interest in or right to, any of the Shares.

     2.4  BROKERS.    There is no person acting on behalf of Seller who is
entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

     2.5 ACCREDITED INVESTOR; INVESTOR KNOWLEDGE. Seller represents that she is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended. Seller represents that, by reason of her business and financial experience, she has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the sale of Shares contemplated by this Agreement.

     2.6 ACCESS TO INFORMATION. Seller acknowledges that she has received all the information that she has requested from Purchaser about Purchaser in order to make an informed decision with respect to her sale of the Shares. Seller represents and warrants that she and her accountants, counsel, financial advisers and other representatives have been given reasonable access to all relevant information and records of Purchaser and that she has been given adequate opportunities to obtain any additional information and documents relating to the sale of the Shares and to ask questions and receive answers about all of the foregoing.


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

                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     As a material inducement to Seller to enter into this Agreement, Purchaser hereby makes the following representations and warranties to Seller, each of which are made as of the date hereof, and shall be deemed made again as of the Closing Date.

     3.1  BROKERS.   There is no person acting on behalf of Purchaser who is
entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

     3.2 AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement (and all other documents, instruments and agreements executed in connection herewith) by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement and all other documents, instruments and agreements executed by Purchaser in connection herewith constitute its valid and legally binding agreements, enforceable against Purchaser in accordance with their respective terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforceability of creditors' rights generally, or by general equitable principles.

     3.3 NO VIOLATIONS. The execution, delivery and other performance by Purchaser of this Agreement and all other documents, instruments and agreements executed in connection herewith, and the consummation by Purchaser of the transactions contemplated hereby, do not and will not constitute a material violation of or default under (either immediately, upon notice or upon lapse of time) its Certificate of Incorporation or Bylaws.

                                   ARTICLE IV
                         CLOSING; OBLIGATIONS AT CLOSING

     4.1 CLOSING. The closing for the consummation of the transactions contemplated by this Agreement (the "Closing") shall occur at such date ("Closing Date") and time as may be mutually agreed upon by the parties; provided, however, that the Closing shall take place on the date of this Agreement or within fifteen (15) days thereafter, unless the parties shall otherwise agree.

     4.2  OBLIGATIONS AT CLOSING.

          4.2.1 SELLER'S OBLIGATIONS. Seller shall deliver to Purchaser at the Closing the following:

               (a) Stock Certificate No. 2005 (the "Stock Certificate") representing all of the Shares with a separate stock assignment executed in blank, in form reasonably acceptable to the Purchaser, together with any documentary stamps required in connection with such transfer or such other appropriate documents and instruments of transfer as Purchaser may reasonably request. Purchaser hereby acknowledges that, pursuant to the Security Agreement, it currently holds the Stock Certificate.

               (b) All other agreements, certificates, instruments and documents reasonably requested by Purchaser in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

          4.2.2 PURCHASER'S OBLIGATIONS TO SELLER AT CLOSING. Purchaser shall deliver to Seller at the Closing the following:

               (a) The Notes each marked canceled, which shall constitute payment in full of the Purchase Price.

               (b) A release of the security interest which had been granted pursuant to the New Security Agreement.

                                    ARTICLE V
                         CONDITIONS PRECEDENT TO CLOSING

     5.1 CONDITIONS PRECEDENT. The obligations of the Purchaser and the Seller under this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions:

          5.1.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller and Purchaser herein shall be true and correct on and as of the Closing Date and shall not have been false or misleading in any manner on the date hereof.

          5.1.2 PERFORMANCE OF TERMS AND CONDITIONS. All of the terms and conditions of this Agreement to be satisfied or performed by Seller and Purchaser on or before the Closing, including the deliveries required to be made at Closing, shall have been satisfied or performed.

          5.1.3 APPROVAL OF DOCUMENTATION. The form and substance of all certificates, instruments and other documents delivered or in accordance with this Agreement shall be reasonably satisfactory to the party or parties to whom they are to be so delivered.

                                   ARTICLE VI
                             TERMINATION AND WAIVER

     6.1 TERMINATION GENERALLY. This Agreement may, by notice given prior to the Closing, be terminated and abandoned by mutual written consent of the parties hereto.

     6.2 WAIVER OR MODIFICATION OF AGREEMENT. Notwithstanding any provision to the contrary, any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive in writing its rights or benefits of any term or condition hereof at any time prior to, on or after the Closing Date.

                                   ARTICLE VII
                           INDEMNIFICATION AND RELEASE

     7.1 SELLER'S OBLIGATION TO INDEMNIFY. From and after the Closing Date, Seller shall indemnify and hold harmless Purchaser and its respective successors and assigns, officers, directors, shareholders, employees, advisors and agents, from and against any and all proceedings, judgments, obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          7.1.1 Any misrepresentation, breach or failure of any warranty or representation made by Seller in this Agreement or pursuant hereto.

          7.1.2 Any failure or refusal by Seller to satisfy or perform any term or condition of this Agreement to be satisfied or performed by Seller.

     7.2 PURCHASER'S OBLIGATION TO INDEMNIFY. From and after the Closing Date, Purchaser shall indemnify and hold harmless Seller and her successors and assigns, from and against any and all proceedings, judgments, obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

          7.2.1 Any misrepresentation, breach or failure of any warranty or representation made by Purchaser in this Agreement or pursuant hereto.

          7.2.2 Any failure or refusal by Purchaser to satisfy or perform any term or condition of this Agreement to be satisfied or performed by Purchaser.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 ASSIGNMENT. The respective rights and obligations of the parties under this Agreement shall not be assignable without the prior written consent of the other parties. This Agreement shall inure solely to the benefit of, and be binding upon, the parties hereto.

     8.2 NOTICES. All notices, consents, requests, claims, demands, instructions or other communications given or made hereunder by the Purchaser or Seller shall be in writing and personally delivered or transmitted by registered or certified mail, postage prepaid, return receipt request, or by telex or facsimile to the parties at the following addresses:


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

     If to Purchaser, to:

          Cinergi Pictures Entertainment Inc.
          2308 Broadway
          Santa Monica, CA  90404-2916
          Attention:  Warren Braverman
          Fax No. (310) 828-3861

     If to Seller, to:

          Dianne Caplan Lebovits
          10318 Glenbarr Avenue
          Los Angeles, CA  90064

or to such other person or address as any party may from time to time designate by notice to the others. All such notices, consents, requests, claims, demands, instructions and other communications shall be deemed to have been received on the date of personal delivery, telex or facsimile or on the date of receipt if mailed.

     8.3 ENTIRE AGREEMENT. This Agreement and the other agreements and documents referred to herein set forth the entire understanding of the parties relating to the subject matter hereof and supersede all prior agreements and understandings, whether oral or written.

     8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the law of choice of law, or conflicts of law, of that or any other jurisdiction.

     8.5 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at Purchaser's request and without further consideration, Seller shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions that the Purchaser may reasonably request, in order to fully consummate the transactions contemplated hereby and carry out the purposes and intent of this Agreement.

     8.6 AMENDMENT; WAIVER. No attempted amendment, modification, termination, discharge or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

     8.7  SECURITY AGREEMENT.  Effective as of the Closing Date, pursuant to
Section 10.1 of the Old Security Agreement, the Obligations (as such term is defined in the Old Security Agreement) shall be deemed terminated and the Old Security Agreement shall terminate. The New Security Agreement shall also be deemed terminated as of the Closing Date.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        PURCHASER:

                                        CINERGI PICTURES
                                        ENTERTAINMENT INC.



                                           /s/ Warren Braverman
                                        ----------------------------------
                                        Name:  Warren Braverman
                                        Title:  Chief Financial Officer



                                        SELLER:

                                        DIANNE CAPLAN LEBOVITS



                                        By:  /s/ Dianne Caplan Lebovits
                                            ------------------------------

By his signature below, the undersigned (i) acknowledges that he has read, understands and agrees to the foregoing Agreement, (ii) agrees to waive any rights he may have to purchase the Shares pursuant to that certain letter agreement dated April 27, 1994 between Cinergi Pictures Entertainment Inc. and Dianne Caplan Lebovits (the "Letter Agreement"), and (iii) agrees that the Letter Agreement and any rights of the undersigned thereunder shall hereby terminate.


      /s/ Andrew G. Vajna
----------------------------------------
              Andrew G. Vajna


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